Exhibit 10.23

100% Vested

COOPER-STANDARD HOLDINGS INC. 2011 OMNIBUS INCENTIVE PLAN

STOCK AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”), is made effective as of the      day of _____, 20__, (the “Date of Grant”) between Cooper-Standard Holdings Inc., a Delaware corporation (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the Cooper-Standard Holdings Inc. 2011 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Shares provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	Grant. The Company hereby grants to the Participant Shares of Common Stock on the terms and conditions set forth in this Agreement. The Participant’s rights in such Shares are immediately vested on the Date of Grant.

2.	Delivery of Shares. A stock certificate or certificates with respect to the Shares shall be delivered to the Participant as soon as practicable following the date hereof. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing any such certificates to the Participant, any loss of any such certificates, or any mistakes or errors in the issuance of such certificates or in such certificates themselves; provided that the Company shall correct any such errors caused by it. Any such certificate or certificates shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

3.	No Right to Continued Employment. The granting of the Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any of its Affiliates to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of the Participant.

4.

Withholding. The Participant may be required to pay to the Company or any Affiliate, and the Company and its Affiliates shall have the right and are hereby authorized to withhold, any applicable withholding taxes in respect of the transfer of the Shares to the Participant and

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to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

5.	Securities Laws. Upon the acquisition of any Shares pursuant to this Agreement, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement, including a stockholders agreement.

6.	Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, the Participants agrees that he or she shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, the Shares acquired hereunder without the prior written consent of the Company and the Company’s underwriters. Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred eighty (180) days.

7.	Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

8.	Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

9.	Restricted Shares Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Shares are subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

10.	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

COOPER-STANDARD HOLDINGS INC.

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By:

Agreed and acknowledged as of the date first above written:

Participant

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